EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 5, 1998 included in this Form 11-K, into the previously filed Registration Statements of Edison International which follow:

    Registration Form            File No.                 Effective Date
    -----------------            --------                 --------------

      Form S-8                  333-50443                April 17, 1998
      Form S-3                  333-08115                July 15, 1996
      Form S-8                  333-03913                May 16, 1996
      Form S-8                  33-32302                 June 2, 1993
      Form S-8                  33-46714                 June 2, 1993
      Form S-3                  33-44148                 September 17, 1993




                                                     ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP


Los Angeles, California
June 23, 1998